SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 6, 2005

The Leather Factory, Inc. (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-12368 (Commission File Number)	75-2543540 (IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas (Address of Principal Executive Offices)	76119 (Zip Code)

(817) 496-4414 (Registrant’s Telephone Number, Including Area Code)

_____________________________________________________ (Former Name or Former Address, if Changed Since Last Report

Item 2.02. Results of Operations and Financial Condition

    The Leather Factory, Inc. on May 6, 2005 issued a press release regarding its financial results for the quarter ended March 31, 2005.  A copy of the press release is attached as Exhibit 99.1.

    The information in this report and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

    (a)  Financial statements of businesses acquired.

        Not applicable.

    (b)  Pro forma financial information.

        Not applicable.

    (c)  Exhibits.

        No.    Exhibit
        99.1    Press release dated May 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LEATHER FACTORY, INC.

Date: May 16, 2005                 BY: /s/ Wray Thompson
Wray Thompson, Chairman of the Board
and Chief Executive Officer

                                         EXHIBIT 99.1

FOR IMMEDIATE RELEASE      MAY 6, 2005

THE LEATHER FACTORY SETS 1ST QUARTER 2005 EARNINGS RECORD
FULLY-DILUTED EPS OF $0.10

FORT WORTH, TEXAS - The Leather Factory, Inc. (AMEX: TLF) today reported financial results for the first quarter of 2005. Net income for the quarter ended March 31, 2005 was $1.0 million, an 8% increase from $971,000 for the first quarter of 2004. Fully-diluted earnings per share for the quarter increased to $0.10 from $0.09 in the first quarter of last year. Total sales for the first quarter were $12.7 million, up 4% from $12.2 million in the same quarter last year.

Sales from the Retail Leathercraft operation, consisting of the Tandy Leather retail store chain, increased $1.1 million in the first quarter, a 35% improvement over last year's first quarter. The chain consists of forty-four stores as of March 31, 2005, compared to twenty-nine retail stores a year ago. Two new stores were opened in the first quarter of 2005. First quarter sales for the Wholesale Leathercraft operation, consisting of the Leather Factory wholesale centers and the National Account group, decreased $529,000 or 6% over the same quarter last year, due primarily to the previously anticipated decline in national account sales.

Consolidated gross profit margins for the quarter improved to 56.3% compared to 55.2% a year ago. Operating expenses remained relatively flat as a percentage of revenue, increasing by only $310,000. Advertising costs, expenses (rent, personnel, utilities) associated with new retail stores, and costs associated with Sarbanes-Oxley Section 404 compliance were the primary contributors to the additional expense.

Wray Thompson, Chairman and Chief Executive Officer, commented, “I am very pleased with the results for the quarter, which are the clear result of our strategic growth initiatives and cost containment efforts. In our Retail Leathercraft division, we continued to expand the number of stores while also increasing same-store-sales at our existing locations. While our Wholesale Leathercraft division experienced a slight sales decline from last year’s record setting first quarter, we were able to decrease our expenses for the division, resulting in an increase in operating income. We were successful in our efforts to contain operating expenses throughout the company, including healthcare costs. All of this, combined with the elimination of our bank debt during the quarter further strengthened our financial position to support our growth strategy for 2005."

The Leather Factory, Inc., (www.leatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. It also manufactures and distributes decorative hat trims, leather lacing and kits. The Company distributes its products as The Leather Factory through its wholesale centers and as Tandy Leather Company through its retail stores (www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:  Wray Thompson, CEO, The Leather Factory, Inc.  (817) 496-4414
Shannon L. Greene, CFO, The Leather Factory, Inc. sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by The Leather Factory, Inc. (TLF) are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of The Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

THE LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

	2005	2004

NET SALES	$12,707,516	$12,180,877
COST OF SALES	5,550,233	5,455,964
Gross Profit	7,157,283	6,724,913

OPERATING EXPENSES	5,587,736	5,277,778
INCOME FROM OPERATIONS	1,569,547	1,447,135

Interest expense	3,188	13,638
Other, net	15,465	1,737
Total other expense	18,653	15,375

INCOME BEFORE INCOME TAXES	1,550,894	1,431,760
PROVISION FOR INCOME TAXES	501,672	460,794

NET INCOME	$ 1,049,222	$ 970,966

NET INCOME PER COMMON SHARE - BASIC	$ 0.10	$ 0.09

NET INCOME PER COMMON SHARE-DILUTED	$ 0.10	$ 0.09

WEIGHTED AVG NUMBER OF SHARES OUTSTANDING:
Basic	10,584,244	10,506,995
Diluted	10,911,103	11,011,122

THE LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	3/31/05 (unaudited)	12/31/04
Cash	$2,467,091	$2,560,202
Accounts receivable, net of allowance for doubtful accounts	2,545,218	2,032,289
Inventory	13,127,058	12,749,709
Deferred income taxes	209,166	199,308
Other current assets	874,987	629,723
Total current assets	19,223,520	18,171,231
Property and equipment, net	1,824,574	1,904,565
Goodwill and other intangibles, net	1,169,770	1,180,618
Other assets	999,252	910,749
	$23,217,116	$22,167,163

Accounts payable	$1,521,494	$1,954,146
Accrued expenses and other liabilities	2,136,945	1,682,003
Income taxes payable	533,561	22,764
Current maturities of capital lease obligations and long-term debt	134,067	134,067
Total current liabilities	4,326,067	3,792,980
Deferred income taxes	240,897	313,006
Capital lease obligations and long-term debt, net of current maturities	212,273	750,944
Total Liabilities	4,779,237	4,856,930

Common stock	25,443	25,345
Paid-in capital	4,852,251	4,796,999
Retained earnings	13,507,982	12,458,760
Treasury stock	(25,487)	(25,487)
Accumulated other comprehensive loss	77,690	54,616
Total Stockholders' Equity	18,437,879	17,310,233
	$23,217,116	$22,167,163

THE LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,049,222	$970,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	118,431	129,418
Gain on disposal of assets	(7,703)	-
Deferred income taxes	(81,867)	(19,774)
Other	24,510	(9,766)
Net changes in assets and liabilities:
Accounts receivable-trade, net	(512,929)	(1,226,807)
Inventory	(377,349)	(267,966)
Income taxes	510,797	435,654
Other current assets	(245,264)	(351,800)
Accounts payable	(432,652)	810,013
Accrued expenses and other liabilities	454,943	112,810
Total adjustments	(549,183)	(388,218)
Net cash provided by operating activities	500,039	582,748

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(29,030)	(82,115)
Payments in connection with businesses acquired	-	(125,452)
Proceeds from sale of assets	7,703	-
Increase in other assets	(88,502)	14,076
Net cash used in investing activities	(109,829)	(193,491)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans	(505,154)	(525,000)
Payments on notes payable and long-term debt	(33,517)	(1,134)
Payments received on notes secured by common stock	-	5,000
Repurchase of common stock (treasury stock)	-	-
Proceeds from issuance of common stock	55,350	82,140
Net cash used in financing activities	(483,321)	(438,994)

NET CHANGE IN CASH	(93,111)	(49,737)
CASH, beginning of period	2,560,202	1,728,344

CASH, end of period	$2,467,091	$1,678,607

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$ 3,188	$16,205
Income taxes paid during the period, net of (refunds)	72,842	44,914

Selected financial data:

	Quarter Ended 03/31/05		Quarter Ended 03/31/04
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$ 7,913,892	$1,168,982	$8,443,091	$1,078,409
Retail Leathercraft	4,285,606	386,718	3,166,738	301,567
Other	508,018	13,847	571,048	67,159
Total Operations	$12,707,516	$1,569,547	$12,180,877	$1,447,135

Wholesale Leathercraft	Quarter Ended 03/31/05	Quarter Ended 03/31/04
	Sales	Sales
Distribution centers	$6,648,952	$6,741,294
National account group	1,264,940	1,701,797
Total Sales - Wholesale Leathercraft	$7,913,892	$8,443,091

Retail Leathercraft	Quarter Ended 03/31/05		Quarter Ended 03/31/04
	# of stores	Sales	# of stores	Sales
Same store sales	29	$3,218,445	29	$3,166,738
New store sales	15	1,067,161	-	-
Total Sales - Retail Leathercraft		$4,285,606		$3,166,738